AMENDED AND RESTATED
         REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT


                  Dated as of October 10, 1996


                          By And Among



                      HUGHES SUPPLY, INC.

                              AND


         SUNTRUST BANK, ATLANTA, individually, as Agent,
                  and as Administrative Agent,
      SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                   individually and as Agent,
                    NATIONSBANK, N.A. (SOUTH)
        SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION
              FIRST UNION NATIONAL BANK OF FLORIDA



                       TABLE OF CONTENTS

                                                            Page

ARTICLE I      DEFINITIONS; CONSTRUCTION                       1

     Section 1.01.   Definitions                               1
     Section 1.02.   Accounting Terms and Determination       17
     Section 1.03.   Other Definitional Terms                 17
     Section 1.04.   Exhibits and Schedules                   17

ARTICLE II     REVOLVING LOANS                                17

     Section 2.01.   Commitment; Use of Proceeds              17
     Section 2.02.   Notes; Repayment of Principal            18
     Section 2.03.   Voluntary  Reduction  of  Revolving
                     Loan                                     18

ARTICLE III    LINE OF CREDIT LOANS; TERM LOANS               19

     Section 3.01.   Line  of  Credit  Loan Commitment;
                     Use of Proceeds                          19
     Section 3.02.   Notes; Repayment Principal               20
     Section 3.03.   Voluntary  Reduction  of  Loan
                     Commitments                              20
     Section 3.04.   Term Loans                               21
     Section 3.05.   Repayment of Principal of Term Loans     21

ARTICLE IV     GENERAL LOAN TERMS                             21

     Section 4.01.   Funding Notices                          21
     Section 4.02.   Disbursement of Funds                    23
     Section 4.03.   Interest                                 25
     Section 4.04.   Interest Periods                         26
     Section 4.05.   Fees                                     27
     Section 4.06.   Voluntary Prepayments of Borrowings      27
     Section 4.07.   Payments, etc.                           28
     Section 4.08.   Interest  Rate  Not  Ascertainable, etc. 30
     Section 4.09.   Illegality                               30
     Section 4.10.   Increased Costs                          31
     Section 4.11.   Lending Offices                          32
     Section 4.12.   Funding Losses                           33
     Section 4.13.   Assumptions Concerning Funding of
                     Fixed Rate Advances                      33
     Section 4.14.   Apportionment of Payments                33
     Section 4.15.   Sharing of Payments, Etc.                34
     Section 4.16.   Capital Adequacy                         34
     Section 4.17.   Benefits to Guarantors                   35
     Section 4.18.   Limitation  on Certain Payment
                     Obligations                              35

ARTICLE V      CONDITIONS TO BORROWINGS                       35

     Section 5.01.   Conditions  Precedent  to Initial Loans  35
     Section 5.02.   Conditions to All Loans                  38

ARTICLE VI     REPRESENTATIONS AND WARRANTIES                 39

     Section 6.01.   Organization and Qualification           39
     Section 6.02.   Corporate Authority                      39
     Section 6.03.   Financial Statements                     39
     Section 6.04.   Tax Returns                              40
     Section 6.05.   Actions Pending                          40
     Section 6.06.   Representations; No Defaults             40
     Section 6.07.   Title to Properties                      40
     Section 6.08.   Enforceability of Agreement              41
     Section 6.09.   Consent                                  41
     Section 6.10.   Use of Proceeds; Federal Reserve
                     Regulations                              41
     Section 6.11.   ERISA                                    41
     Section 6.12.   Subsidiaries                             42
     Section 6.13.   Outstanding Debt                         42
     Section 6.14.   Conflicting Agreements                   42
     Section 6.15.   Pollution and Other Regulations          42
     Section 6.16.   Possession of Franchises, Licenses, Etc. 43
     Section 6.17.   Patents, Etc.                            44
     Section 6.18.   Governmental Consent                     44
     Section 6.19.   Disclosure                               44
     Section 6.20.   Insurance Coverage                       44
     Section 6.21.   Labor Matters                            44
     Section 6.22.   Intercompany Loans; Dividends            45
     Section 6.23.   Burdensome Restrictions                  45

ARTICLE VII    AFFIRMATIVE COVENANTS                          45

     Section 7.01.   Corporate Existence, Etc.                45
     Section 7.02.   Compliance with Laws, Etc.               46
     Section 7.03.   Payment of Taxes and Claims, Etc.        46
     Section 7.04.   Keeping of Books                         46
     Section 7.05.   Visitation, Inspection, Etc.             46
     Section 7.06.   Insurance; Maintenance of Properties     46
     Section 7.07.   Reporting Covenants                      47
     Section 7.08.   Financial Covenants                      50
     Section 7.09.   Notices Under Certain Other Indebtedness 51
     Section 7.10.   Additional Guarantors                    51
     Section 7.11.   Financial Statements; Fiscal Year        51
     Section 7.12.   Ownership of Guarantors                  51

ARTICLE VIII   NEGATIVE COVENANTS                             52

     Section 8.01.   Indebtedness                             52
     Section 8.02.   Liens                                    52
     Section 8.03.   Mergers, Acquisitions, Sales, Etc.       53
     Section 8.04.   Investments, Loans, Etc.                 54
     Section 8.05.   Sale and Leaseback Transactions          55
     Section 8.06.   Transactions with Affiliates             55
     Section 8.07.   Optional Prepayments                     55
     Section 8.08.   Changes in Business                      55
     Section 8.09.   ERISA                                    56
     Section 8.10.   Additional Negative Pledges              56
     Section 8.11.   Limitation on Payment Restrictions
                     Affecting Consolidated Companies         56
     Section 8.12.   Actions Under Certain Documents          56

ARTICLE IX     EVENTS OF DEFAULT                              56

     Section 9.01.   Payments                                 57
     Section 9.02.   Covenants Without Notice                 57
     Section 9.03.   Other Covenants                          57
     Section 9.04.   Representations                          57
     Section 9.05.   Non-Payments of Other Indebtedness       57
     Section 9.06.   Defaults Under Other Agreements          57
     Section 9.07.   Bankruptcy                               57
     Section 9.08.   ERISA                                    58
     Section 9.09.   Money Judgment                           58
     Section 9.10.   Ownership  of  Credit Parties  and
                     Pledged Entities                         59
     Section 9.11.   Change in Control of Borrower            59
     Section 9.12.   Default Under Other Credit Documents     59
     Section 9.13.   Attachments                              59


ARTICLE X      THE AGENT                                      60

     Section 10.01.  Appointment of Agent                     60
     Section 10.02.  Nature of Duties of Agent                60
     Section 10.03.  Lack of Reliance on the Agent            60
     Section 10.04.  Certain Rights of the Agent              61
     Section 10.05.  Reliance  by Agent and Administrative
                     Agent                                    61
     Section 10.06.  Indemnification of Agent and Administrative
                     Agent                                    61
     Section 10.07.  The Agent and Administrative Agent
                     in its Individual Capacity               62
     Section 10.08.  Holders of Notes                         62
     Section 10.09.  Successor  Agent;  Successor  Administrative
                     Agent                                    62

ARTICLE XI     MISCELLANEOUS                                  63

     Section 11.01.  Notices                                  63
     Section 11.02.  Amendments, Etc.                         63
     Section 11.03.  No Waiver; Remedies Cumulative           64
     Section 11.04.  Payment of Expenses, Etc.                64
     Section 11.05.  Right of Setoff                          66
     Section 11.06.  Benefit of Agreement                     66
     Section 11.07.  Governing  Law;  Submission to
                     Jurisdiction                             68
     Section 11.08.  Independent Nature of Lenders' Rights    69
     Section 11.09.  Counterparts                             69
     Section 11.10.  Effectiveness; Survival                  69
     Section 11.11.  Severability                             70
     Section 11.12.  Independence of Covenants                70
     Section 11.13.  Change in Accounting Principles, Fiscal Year
                     or Tax Laws                              70
     Section 11.14.  Headings Descriptive; Entire Agreement   70
     Section 11.15.  Time is of the Essence                   71
     Section 11.16.  Usury                                    71
     Section 11.17.  Construction                             71
     Section 11.18.  Effect of Amendment and Restatement      71

                           SCHEDULES

Schedule 6.01            Organization and Ownership of
                            Subsidiaries
Schedule 6.04            Tax Filings and Payments
Schedule 6.05            Certain Pending and Threatened
                            Litigation
Schedule 6.11            Employee Benefit Matters
Schedule 6.13            Outstanding Debt Defaults, Refinanced
                            Indebtedness
Schedule 6.14            Conflicting Agreements
Schedule 6.15(a)         Environmental Compliance
Schedule 6.15(b)         Environmental Notices
Schedule 6.15(c)         Environmental Permits
Schedule 6.17            Patent, Trademark, License, and
                            Other Intellectual Property
                            Matters
Schedule 6.20            Insurance
Schedule 6.21            Labor and Employment Matters
Schedule 6.22            Intercompany Loans
Schedule 6.23            Burdensome Restrictions
Schedule 8.01(b)         Existing Indebtedness
Schedule 8.02            Existing Liens



                            EXHIBITS

Exhibit A                Form of Syndicate Revolving Credit Note
Exhibit B                Form of Competitive Bid Revolving
                           Credit Note
Exhibit C                Form of Syndicate Line of Credit Note
Exhibit D                Form of Competitive Bid Line of
                           Credit Note
Exhibit E                Form of Syndicate Term Note
Exhibit F                Form of Competitive Bid Term Note
Exhibit G                Form of Guaranty
Exhibit H                Form of Closing Certificate
Exhibit I                Form of Assignment and Acceptance
Exhibit J                Form of Opinion of Borrower's Counsel
Exhibit K                Form of Contribution Agreement

                      AMENDED AND RESTATED
         REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT



          THIS AMENDED AND RESTATED REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT, dated as of October 10, 1996 (the "Agreement") by and among HUGHES SUPPLY, INC. ("Borrower"), a Florida corporation, SUNTRUST BANK, ATLANTA ("SunTrust Bank, Atlanta"), a Georgia banking corporation, SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, ("SunTrust Bank, Central Florida") a national banking association, NATIONSBANK N.A. (South), a national banking association, SOUTHTRUST BANK OF ALABAMA, a na tional banking association, and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association, (collectively, the "Lenders" and, individually, a "Lender"), SUNTRUST, BANK ATLANTA and SUNTRUST BANK, CENTRAL FLORIDA as Agents for the Lenders, and SUNTRUST BANK, ATLANTA as Administrative Agent for Lenders.

                     W I T N E S S E T H :

          WHEREAS, the Borrower, the Lenders, the Agents and the Administrative Agent are parties to that certain Revolving Credit and Line of Credit Agreement, dated as of May 28, 1993, as heretofore amended or modified (the "Original Credit Agreement");

          WHEREAS, the Borrower, the Lenders, the Agents and the Administrative Agent desire to amend the Original Credit Agreement to reflect certain changes requested by the Borrower and agreed to by the Lenders, and to restate the Original Credit Agreement, as so amended, in its entirety, in order to remove references to transactions which have been completed, to set forth in a single agreement all of the amendments to the Original Credit Agreement (including those effected hereby), and for convenience of reference;

          NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                           ARTICLE I

                   DEFINITIONS; CONSTRUCTION

          Section 1.01. Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant hereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurodollar liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

          "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Credit Loans, the Line of Credit Loans, or the Term Loans which Advance shall be made or outstanding as a Base Rate Advance, CD Rate Advance or Eurodollar Advance, as the case may be.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

          "Administrative  Agent"  shall  mean   SunTrust   Bank,
Atlanta,  a  Georgia  banking  corporation,  and  each  successor
Administrative Agent.

          "Agent"  shall mean SunTrust Bank, Atlanta and SunTrust
Bank, Central Florida, jointly and severally, as agent for the Lenders hereunder and under the other Credit Documents, and each successor Agent.

          "Agreement"  shall  mean  this  Amended  and   Restated
Revolving Credit and Line of Credit Agreement, either as originally executed or as it may be from time to time sup plemented, amended, restated, renewed or extended and in effect.

          "Applicable   Margin"   shall   mean   the   percentage
designated below based on the fiscal quarter-end ratios for each of Borrower's Fixed Charge Coverage Ratio and Senior Funded Debt to Total Capital Ratio indicated below:


             Senior Funded       Fixed Charge Coverage Ratio
             Debt to Total
             Capital


                                   <1.50   1.5 to     >2.0
                                             2.0

                    >55%           1.25%   1.125%     1.0%

                55% to >40%         1.0%    .875%     .75%

                 30% to 40%        .875%     .75%    .625%

                    <30%            .75%    .625%     .50%


provided, however, that:

          (a) The Applicable Margin in effect as of the date of execution and delivery of this Agreement shall be .75% and shall remain in effect until such time as the Applicable Margin may be adjusted as hereinafter provided; and

          (b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Applicable Margin based on changes in the ratios set forth above shall be made and become effective on the first day of the second fiscal quarter after such determination.

          "Asbestos Laws" means the common law in all federal, state and local and foreign jurisdictions and other laws in such jurisdictions, and regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereun der, now or hereafter in effect relating to or concerning asbestos or asbestos-containing material, including without limitation, exposure to asbestos or asbestos-containing material.

          "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and
(ii) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit I.

          "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. 101 et seq.).
          "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates), with respect to the Revolving Loans, Line of Credit Loans and Term Loans, the higher of (a) the rate which the Administrative Agent designates from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate.

          "Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan, Line of Credit Loan or Term Loan as the case may be, bearing interest based on the Base Rate.

          "Base Rate Loan" shall mean any Loan hereunder which bears interest at the Base Rate.

          "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same
Interest  Period or the continuation or conversion of an existing
Borrowing or Borrowings in whole or in part.

          "Business Day" shall mean, with respect to Eurodollar Loans, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market, and with respect to all other Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Atlanta, Georgia or Orlando, Florida.

           "Capitalized Lease Obligations" shall mean all lease obligations which have been or are required to be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

          "Cash Flow Coverage Ratio" shall mean, as at the end of any fiscal period of Borrower, the ratio of (A) the sum of Consolidated Net Income plus, to the extent deducted in determining such Consolidated Net Income, depreciation expense and amortization expense minus the change in Working Capital to
(B) the sum of Net Capital Expenditures, dividends, and current maturities of long term debt.

          "CD Rate" shall mean, with respect to any Interest Period, the rate of interest, adjusted for reserves and FDIC insurance and expressed as a percentage, available at 9:00 a.m. (Atlanta, Georgia time), or as soon thereafter as practicable, identified on the Dow Jones Telerate Service ("Telerate") as the consensus bid rate for secondary certificates of deposit in an aggregate amount approximately comparable to the advance to which such rate is to be applicable with a maturity equal to such Interest Period (said consensus bid rate currently being shown on page 5 of Telerate). If the foregoing rate is unavailable on Telerate for any reason, then such rate shall be determined by the Agent from the comparable rate quoted on another interest rate reporting service of recognized standing as designated by the Administrative Agent to Borrower and Lender.

          "CD Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan, a Line of Credit Loan or a Term
Loan, as the case may be, bearing interest based on the CD Rate.

          "CERCLA" has the meaning set forth in Section 6.15(a) of this Agreement.

          "Closing Date" shall mean the date on or before October
10, 1996, on which the initial Loans are made and the conditions set forth in Section 5.01 are satisfied or waived in accordance with Section 11.02.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" shall mean, for any Lender at any time, any of its Revolving Loan Commitment or Line of Credit Loan
Commitment, as the case may be.

          "Competitive Bid Line of Credit Loan" shall mean a Line of Credit Loan made by a Lender on a competitive bid basis as provided in Article IV.

           "Competitive Bid Line of Credit Notes" shall mean, collectively, the promissory notes evidencing the Competitive Bid
Line of Credit Loans in the form attached hereto as Exhibit D.

          "Competitive Bid Rate" shall mean the interest rate charged by a Lender on a Competitive Bid Line of Credit Loan or a Competitive Bid Revolving Loan.

          "Competitive Bid Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Competitive Bid
Revolving Credit Loans in the form attached hereto as Exhibit B.

          "Competitive Bid Revolving Loan" shall mean a Revolving
Loan  made by a Lender on a competitive bid basis as provided  in
Article IV.

          "Competitive Bid Term Loan" shall mean a Term Loan made by a Lender on a competitive bid basis as provided in Article IV.

          "Competitive Bid Term Notes" shall mean, collectively, the promissory notes evidencing the Competitive Bid Term Loans in the form attached hereto as Exhibit F.

          "Consolidated   Companies"  shall  mean,  collectively,
Borrower and all of its Subsidiaries.

          "Consolidated EBITR" shall mean, for any fiscal period of the Borrower, an amount equal to (A) the sum of its Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income, (ii) Consolidated Interest Expense, and
(iii) Consolidated Rental Expense.

          "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with the generally accepted accounting principles and any program costs incurred by Borrower in connection with sales of accounts receivable pursuant to a securitization program) of Borrower and its subsidiaries on a consolidated basis.

          "Consolidated Rental Expense" shall mean for any fiscal period of Borrower, total operating lease expense of Borrower and its subsidiaries on a consolidated basis.

          "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Borrower, the net income (or loss) of Borrower and it subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with generally accepted accounting principles; provided that there shall be excluded therefrom (i) any items of gain or loss which were included in determining such consolidated net income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any party accrued prior to the date such becomes a subsidiary of Borrower or is merged into or consolidated with Borrower or any of its subsidiaries, or such party's assets are required by the Borrower or any of its subsidiaries.

          "Consolidated Net Worth" shall mean as of the date of determination, the Borrower's total shareholder's equity as determined in accordance with generally accepted accounting principles.

          "Consolidated Subsidiary" shall mean, as at any particular time, any corporation included as a consolidated Subsidiary of Borrower in Borrower's most recent financial statements furnished to its stockholders and certified by Borrower's independent public accountants, provided that under then generally accepted accounting principles approved by such independent public accountants, such corporation may continue to be so included as a consolidated Subsidiary of Borrower in any financial statements thereafter certified by such accountants.

          "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

          "Conversion Date" shall mean, with respect to a Line of Credit Loan, the date on which such Line of Credit Loan shall come due within the period (a) 90 days prior to the termination of the Line of Credit Commitment, and (b) the termination date of the Line of Credit Commitment, which termination date is initially 360 days after the Closing Date, but which is subject to extension pursuant to the terms of this Agreement. Line of Credit Loans shall be paid, renewed or converted to Term Loans on a Conversion Date.

          "Credit  Documents"  shall  mean,  collectively,   this
Agreement,  the  Notes, the Guaranty Agreements,  and  all  other
Guaranty Documents, if any.

          "Credit Parties" shall mean, collectively, each of Borrower, the Guarantors, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

          "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

           "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Lender or any Affiliate of any Lender.

          "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. 9601 et seq.).

           "ERISA"  shall  mean  the Employee  Retirement  Income
Security Act of 1974, as amended and in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

          "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, a Line of Credit Loan, or a Term
Loan,  as the case may be, bearing interest based on the Adjusted
LIBO Rate.

           "Eurodollar Loan" shall mean any Loan hereunder which bears interest based on the Adjusted LIBO Rate.

          "Event of Default" shall have the meaning set forth  in
Article IX.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

          "Executive Officer" shall mean with respect to any Person (other than a Guarantor), the President, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties, and with respect to a Guarantor, the President.

          "Extension of Credit" shall mean the making of a Loan or the conversion of a Loan of one Type into a Loan of another
Type.

          "Facility"  or  "Facilities" shall mean  the  Revolving
Loan   Commitments  and  Revolving  Loans,  the  Line  of  Credit
Commitment and Line of Credit Loans, or the Term Loans as the context may indicate.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "Final Maturity Date" shall mean the date on which all commitments have been terminated and all amounts outstanding under this Agreement have been declared or have automatically be come due and payable pursuant to the provisions of Article IX.

          "Fixed Charge Coverage Ratio" shall mean, as at the end of any fiscal year period of Borrower, the ratio of (A)
Consolidated  EBITR  to (B) the sum of (i) Consolidated  Interest
Expense plus (ii) Consolidated Rental Expense.

          "Fixed Rate Advance" shall mean any CD Rate Advance and any Eurodollar Advance.

          "Funded Debt" shall mean all indebtedness for money borrowed, purchase money mortgages, capitalized leases, amounts of any outstanding accounts receivable sold pursuant to a securitization program, conditional sales contracts and similar retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include all Funded Debt of the Borrower and its Subsidiaries, plus all Funded Debt of other entities or persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Guarantors" shall mean, collectively, each Subsidiary of the Borrower that has executed a Guaranty Agreement as of the Closing Date, together with all other Material Subsidiaries that hereafter execute a Guaranty Agreement, and their respective successors and permitted assigns.

          "Guaranty Agreements" shall mean, collectively, the Guaranty Agreement executed by each of the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibit G as the same may be amended, restated or supplemented from time to time, and the Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit K as the same may be amended, restated or supplemented from time to time.
           "Guaranty Documents" shall mean, collectively, the Guaranty Agreements, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time, and the Contribution Agreements executed by each of the Guarantors, as the same may be amended, restated or supplemented from time to time.

          "Hazardous Materials" shall mean oil, petroleum or chemical liquids or solids, liquid or gaseous products, asbestos, or any other hazardous waste or hazardous substances, including, without limitation, hazardous medical waste or any other substance described in any Hazardous Materials Law.

          "Hazardous Materials Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act as amended by the Super Fund Amendments and Reauthorization Act, 42 U.S.C.
  9601,  the  Resource Conservation and Recovery Act,  42  U.S.C.
  6901, the state hazardous waste laws, as such laws may from time to time be in effect, and related regulations, and all similar laws and regulations.

          "Hazardous Substances" has the meaning assigned to that term in CERCLA.

          "Hughes Family" shall mean (i) David H. Hughes, Vincent
S. Hughes, Russell S. Hughes, (ii) any of their direct family members (including, without limitation, lineal ancestors and descendants, siblings, and lineal descendants of siblings), (iii) any trusts and profit sharing plans and stock option plans established for the sole benefit of the foregoing, and (iv) the heirs and personal representatives of the foregoing.

          "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP;
(iii) all Guaranteed Indebtedness of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and
(v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or com binations thereof.

          "Intercompany Loan Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements, to the extent that they exist, relating in any manner to the Intercompany Loans.

          "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 6.22 and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 8.01 or as may otherwise be approved in writing by the Administrative Agent and the Required Lenders.

          "Interest Period" shall mean (i) such periods agreed upon between Borrower and Lenders making Competitive Bid Loans and with respect to CD Rate Advances, the period of 30, 60, 90, or 180 days selected by the Borrower, and (ii) with respect to LIBOR advances, the period of 1, 2, 3 or 6 months selected by the Borrower, in either case pursuant to the terms of the credit facility and subject to customary adjustments in duration; provided, that (a) the first day of an Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day for Eurodollar Loans or C/D Rate Loans shall be extended to the next succeeding Business Day for Eurodollar Loans or C/D Rate Loans, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day for Eurodollar Loans or C/D Rate Loans, and (c) Borrower may not elect an Interest Period which would extend beyond the Line of Credit Maturity Date or the Final Maturity Date.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "Lender" or "Lenders" shall mean the banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 11.06.

           "Lending Installation" shall mean any office, branch, subsidiary or affiliate of any Lender.

          "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

          "Leverage Ratio" shall mean the ratio, expressed as a percentage, of Senior Funded Debt to Total Capitalization for the Consolidated Companies.

          "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. dollars for a period comparable to the Interest Period appearing on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on the day that is two London banking days prior to the first day of the Interest Period. If at least two such rates appear on the Reuters Screen LIBOR Page, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Administrative Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "Lien" shall mean any mortgage, pledge, security inter est, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Line of Credit Commitment" shall mean at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof or on any assignment hereafter executed by any assignee of a Lender pursuant to
Section 11.06, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 3.03, any assignment thereof pursuant to Section 11.06, or any amendment thereof pursuant to Section 11.02.

          "Line of Credit Loans" shall mean advances and Loans made under the Line of Credit Commitment.

          "Line of Credit Maturity Date" shall have the meaning as defined in Section 3.01(a).

          "Line of Credit Note" shall mean any of the promissory notes issued by Borrower to each of the Lenders substantially in the form of Exhibit C and Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

          "Loans" shall mean, collectively, the Revolving Loans, the Line of Credit Loans and the Term Loans.

            "Margin   Regulations"  shall  mean   Regulation   G,
Regulation  T,  Regulation U and Regulation X  of  the  Board  of
Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Materially Adverse Effect" shall mean the occurrence of an event, which would (i) cause the recognition of a liability, as required by Statement of Financial Accounting Standards No. 5, in the current quarter financial statements in the amount of $5,000,000 or more, or (ii) cause an auditor to have a substantial doubt about the ability of Borrower to continue as a going concern after consideration of management's plans as described in Statement of Auditing Standards, No. 59.

          "Material Subsidiary" shall mean each Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time prior to the Final Maturity Date, has or acquires total assets in excess of $1,000,000 or that accounted for or produced more than 5% of the Consolidated EBITR of Borrower on a consolidated basis during any of the three most recently completed fiscal years of Borrower.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net   Capital   Expenditures"   shall   mean   capital
expenditures less the proceeds of sales of property, plant, and equipment.

          "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (i) cash proceeds collected pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to asset sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within six
(6) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within twelve
(12) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 12-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such asset sale.

          "Note" shall mean any of the Revolving Credit Notes, Line of Credit Notes or the Term Notes either as originally executed or as the same may be from time to time supplemented, modified, amended, renewed or extended.

          "Notice of Borrowing" shall have the meaning provided in Section 4.01.

          "Notice of Continuation/Conversion" shall have the meaning provided in Section 4.01.

          "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Permitted Liens" shall mean those Liens expressly permitted by Section 8.02.

          "PBGC" shall mean the Pension Benefit Guaranty Corpora tion, and any successor thereto.

          "Person" shall mean and shall include an individual,  a
partnership,  a  joint  venture,  a  corporation,  a  trust,   an
unincorporated association, a government or any department or agency thereof and any other entity whatsoever.

          "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                 (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

                 (ii) ERISA Plans - any "employee benefit plan" as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

                 (iii)    Other  Employee Fringe Benefits  -  any
     stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

          "Pro Rata Share" shall mean, with respect to each of the Commitments of each Lender and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender or in any assignment hereafter executed by an assignee of a Lender pursuant to Section 11.06, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.
          "Required Lenders" shall mean, at any time, Lenders holding at least sixty-six and two/thirds percent (66.67%) of the then aggregate amount of the Revolving Loan Commitments, the Line of Credit Commitments and aggregate outstanding Loans.

          "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

           "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A and Exhibit B.

          "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof or in any assignment executed by an assignee of a Lender pursuant to Section 11.06, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 11.06, or any amendment thereof pursuant to Section 11.02.

          "Revolving   Loans"   shall  mean,  collectively,   the
revolving credit loans made to Borrower by the Lenders pursuant to Section 2.01.

          "Senior Funded Debt" shall mean an amount equal to Funded Debt less Subordinated Debt.

          "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person, determined on a consolidated basis in conformity with GAAP.

          "Subordinated Debt" shall mean all Indebtedness of Borrower and its Subsidiaries subordinated to all obligations of Borrower and its Subsidiaries or any other Credit Party arising under this Agreement, the Notes and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Administrative Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Administrative Agent and Required Lenders.
          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Syndicate   Line   of   Credit   Loan"   shall   mean,
collectively, the Line of Credit Loans made to Borrower hereunder other than Competitive Bid Line of Credit Loans.

          "Syndicate Revolving Loan" shall mean, collectively, the Revolving Credit Loans made to Borrower hereunder other than Competitive Bid Revolving Loans.

          "Syndicate Term Loans" shall mean, collectively, the Term Loans made to Borrower hereunder other than the Competitive
Bid Term Loans.

          "Syndicate Term Notes" shall mean, collectively, the promissory notes evidencing the Syndicate Term Loans in the form attached hereto as Exhibit E

          "Tax  Code"  shall mean the Internal  Revenue  Code  of
1986, as amended and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated page and the "Certificate of Deposit Rate" or "LIBOR," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the "Certificate of Deposit Rate" or "LIBOR").

          "Termination Date" shall mean June 30, 1999.

          "Term  Loans"  shall mean, collectively, the  Syndicate
Term Loans and the Competitive Bid Term Loans made to Borrower by the Lenders on the respective Conversion Dates pursuant to
Section 3.04.

          "Term  Notes"  shall mean, collectively, the  Syndicate
Term Notes and the Competitive Bid Term Notes.
          "Total Capital" shall mean the sum of Funded Debt and Consolidated Net Worth.

          "Total  Commitment" shall mean the sum of the  Lenders'
Commitments as such Total Commitment may be reduced by voluntary reduction, prepayment or nonrenewal of a Lender's Commitment as provided herein.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, CD Rate Advances or Eurodollar Advances, and any Advances made pursuant to the Competitive Bid Facility.

          "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

          "Working  Capital"  shall mean,  as  the  date  of  any
determination for Borrower and its subsidiaries (A) current assets, as determined in accordance with generally accepted accounting principles, excluding cash minus (b) current liabilities, as determined in accordance with generally accepted accounting principles excluding the current portion of Funded Debt, in each case determined on a consolidated basis.

          Section 1.02. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

          Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section  1.04.  Exhibits and Schedules.   All  Exhibits
and Schedules attached hereto are by reference made a part hereof.


                           ARTICLE II

                        REVOLVING LOANS

          Section 2.01.  Commitment; Use of Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Termination Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

          (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Syndicate Revolving Credit Advances (as Base Rate Advances, CD Rate
Advances,  or  Eurodollar  Advances)  or  Competitive  Bid   Rate
Revolving Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $2,000,000 or a greater integral multiple of $100,000, provided that each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $10,000. At no time shall the number of Borrowings outstanding under this Article II exceed six; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing. The parties hereto agree that (i) the aggregate principal balance of the Revolving Loans (including the Competitive Bid Rate Revolving Loans) of the Lenders as a group shall not exceed the Total Revolving Commitments, (ii) no Lender shall be obligated to make Syndicate Revolving Loans in excess of the Commitment of such Lender, (iii) no Lender shall be obligated hereunder to extend Competitive Bid Rate Revolving Loans or to make quotes for such Loans, (iv) a Bank may elect, in its discretion, to extend Competitive Bid Rate Revolving Loans which, either alone or together with the Syndicate Loans of such Bank, exceed the Commitment of such Lender and (v) the Competitive Bid Rate Revolving Loans (if any) extended by a Bank shall reduce the Commitment of such Bank by the amount of such Competitive Bid Rate Revolving Loans so extended (but not below zero).

          (c)   The  proceeds of Revolving Loans  shall  be  used
solely  for  working  capital  purposes  and  for  other  general
corporate   purposes,   including   acquisitions   and    capital
expenditures of the Consolidated Companies.

          Section 2.02.  Notes; Repayment of Principal.

          (a)   Borrower's obligations to pay the  principal  of,
and interest on, the Syndicate Revolving Loans and the Competitive Bid Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Syndicate Revolving Credit Note and the Competitive Bid Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Termination Date.

          Section 2.03. Voluntary Reduction of Revolving Loan Commitments. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Lenders, (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and
(iii) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitments as so reduced, Borrower shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.


                          ARTICLE III

                      LINE OF CREDIT LOANS

          Section 3.01.  Line of Credit Loan Commitment;  Use  of
Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to August 31, 1997 (the "Line of Credit Maturity Date"), Line of Credit Loans in an aggregate amount outstanding at any time not to exceed such Lender's Line of Credit Loan Commitment. The period between the Closing Date and the Line of Credit Maturity Date shall be called the "Line of Credit Commitment Period." Borrower may, on and before two hundred ten (210) days prior to the Line of Credit Maturity Date, as it may from time to time exist, request in writing an extension of the Line of Credit Maturity Date and Line of Credit Commitment Period. The Lenders may, in the exercise of their sole discretion extend the Line of Credit Commitment Period and the Line of Credit Maturity Date for an additional one hundred eighty (180) days. The Lender shall notify the Borrower in writing of such election no later than one hundred eighty (180) days prior to the Line of Credit Maturity Date. In the event a Lender elects not to extend the Line of
Credit Commitment Period, the Total Commitment and the Line of Credit Commitment will be reduced at the maturity thereof by the amount of the Line of Credit Commitment of such Lender. Failure to respond by a Lender shall be deemed to be an election not to extend the Line of Credit Commitment Period. Borrower shall repay all Loans made by such Lender as and when due. Neither the Commitment nor the Loans outstanding of Lenders other than such Lender shall be reduced or in any other manner affected by such Lender's decision not to extend the Line of Credit Commitment Period.

          (b) Each Line of Credit Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Syndicate Line of Credit Advances (as Base Rate Advances, CD Rate Advances, or Eurodollar Advances) or Competitive Bid Rate Line of Credit Advances. The aggregate principal amount of each Borrowing of Line of Credit Loans shall be not less than $2,000,000 or a greater integral multiple of $100,000, provided that each Borrowing of Line of Credit Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $10,000. At no time shall the number of Borrowings outstanding under this Article III exceed six; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing. The parties hereto agree that (i) the aggregate principal balance of the Line of Credit Loans (including the Competitive Bid Rate Line of Credit Loans) of the Lenders as a group shall not exceed the Total Line of Credit Commitments, (ii) no Lender shall be obligated to make Syndicate Line of Credit Loans in excess of the Commitment of such Lender, (iii) no Lender shall be obligated hereunder to extend Competitive Bid Rate Line of Credit Loans or to make quotes for such Loans, (iv) a Bank may elect, in its discretion, to extend Competitive Bid Rate Line of Credit Loans which, either alone or together with the Syndicate Loans of such Bank, exceed the Commitment of such Lender and (v) the Competitive Bid Rate Line of Credit Loans (if any) extended by a Bank shall reduce the Commitment of such Bank by the amount of such Competitive Bid Rate Line of Credit Loans so extended (but not below zero).

          (c) The proceeds of Line of Credit Loans shall be used solely for the following purpose: to provide capacity for the payment of commercial paper issued by Borrower from time to time pursuant to the Borrower's unrated commercial paper program at SunTrust Bank, Atlanta. Line of Credit Loans plus the amount of all commercial paper issued by Borrower may not at any one time exceed fifty million dollars ($50,000,000.).

          Section 3.02.  Notes; Repayment of Principal.

          (a) Borrower's obligations to pay the principal of, and interest on, the Syndicate Line of Credit Loans and the Competitive Bid Line of Credit Loans to each Lender shall be evi denced by the records of the Agent and such Lender and by the Syndicate Line of Credit Note and the Competitive Bid Line of Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (b) All outstanding principal amounts under the Line of Credit Loans shall be due and payable at the earlier of (i)
Line of Credit Maturity Date or (ii) acceleration of the indebtedness as provided in the Line of Credit Note.

          Section 3.03. Voluntary Reduction of Loan Commitments. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Line of Credit Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Line of Credit Loan Commitments of each of the Lenders, (ii) any partial termination pursuant to this Section 3.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Line of Credit Loans exceeds the amount of the Line of Credit Loan Commitments as so reduced, Borrower shall immediately repay the Line of Credit Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.

          Section 3.04. Term Loans.

          (a) Subject to and upon the terms and conditions herein set forth, on a Conversion Date of a Line of Credit Loan, provided that there exists no Default or Event of Default,
Borrower may satisfy its obligation to repay the principal amount of a then outstanding Line of Credit Loan by executing and delivering to the respective Syndicate Line of Credit Lender or Competitive Bid Line of Credit Lender a Syndicate Term Note or a Competitive Bid Term Note, as the case may be, in accordance with the provisions of paragraph (b) below.

          (b) Each Syndicate Term Note and Competitive Bid Term Note shall be dated the applicable Conversion Date, shall be payable to the applicable Lender in a principal amount equal to such Lender's Line of Credit Advances outstanding on the applicable Conversion Date.

          (c) Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Term Loans, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Term Loans of each of the Lenders, (ii) any partial termination pursuant to this
Section 3.04 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, (iii) any such terminations shall be applied to installments of principal in inverse order of maturity, and (iv) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Term Loans exceeds the amount of the Line of Credit Loan Commitments as so reduced, Borrower shall immediately repay the Term Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.

          Section  3.05.  Repayment of Principal of  Term  Loans.
Borrower shall repay each respective Term Loan two (2) years from the applicable Conversion Date.


                           ARTICLE IV

                       GENERAL LOAN TERMS

          Section 4.01.  Funding Notices.

          (a) (i) Whenever Borrower desires to make a Borrowing with respect to the Syndicate Revolving Loan Commitments or the Syndicate Line of Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.01(b)(i)), it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Administrative Agent) at its Payment Office (x) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, (y) two Business Days prior to the requested date of such Borrowing in the case of CD Rate Advances, and (z) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances, CD Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period to be applicable thereto.

          (ii) Whenever Borrower desires to make a Borrowing under the Competitive Bid Revolving Loan Commitment or the Competitive Bid Line of Credit Commitment (other than one resulting from a conversion or continuation pursuant to Section 4.01(b)(ii)), it shall give the Lenders notice that the Lenders are requested to provide Competitive Bid Rates for Interest Periods identified by Borrower. Notices must comply with notice requirements of each respective Lender, which shall be communicated by Lenders to Borrower from time to time. Each Lender in its discretion may, but shall not be obligated to, submit a quote to the Borrower in connection with such request. The Borrower shall then be entitled, in its sole discretion, to elect to incur all or any part of the Competitive Bid Rate Loan offered by one or more of the Lenders that have elected to provide quotes for any of the Interest Periods and at the rate(s) quoted by such Lender(s). The Competitive Bid Rate Loans incurred by the Borrower in connection with such a request for quotes shall not exceed (i) with respect to all Lenders then providing quotes, the then unutilized Commitment of all Lenders as a group, and (ii) with respect to each Lender providing a quote, the amount bid by such Lender in connection with such Lender's quote. The Borrower shall notify the Administrative Agent and such Lender or Lenders of its election in accordance with the procedures established with such Lender or Lenders, having no obligation to report the terms thereof.

          (b) (i) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Syndicate Revolving Credit Commitments, the Syndicate Line of Credit Commitments, or constituting a portion of a Syndicate Term Loan, which Borrowing consists of Base Rate Advances, CD Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of CD Rate Advances or Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing being converted into or continued as CD Rate Advances, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M. (local time for the Administrative Agent) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as CD Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Fixed Rate Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Fixed Rate Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (ii) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Competitive Bid Revolving Credit Commitment, the Competitive Bid Line of Credit Commitment, or constituting a portion of a Competitive Bid Term Loan, which Borrowing consists of Base Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it may request that the Lenders provide quotes for Competitive Bid Rates in the same manner prescribed in Section 4.01(a)(1) for funding. If, upon the expiration of any Interest Period in respect of any Competitive Bid Borrowing, Borrower shall have failed to deliver the Notice of Continuation/Conversion, or Lenders fail to provide such quotes, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances. No conversion of any Borrowing into Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent and the Lenders may act without liability upon the basis of telephonic notice believed by the Administrative Agent or the Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Administrative Agent's and the Lender's record of the terms of such telephonic notice.

          (d) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this
Section 4.01 with respect to the Revolving Credit Commitments, the Line of Credit Commitments, and Term Loans.

          Section 4.02.  Disbursement of Funds.

          (a) No later than 11:00 A.M. (local time for the Administrative Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments or the Line of Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(i)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by cred iting such amounts to Borrower's demand deposit account main tained with the Administrative Agent or at Borrower's option, to effect a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (b) No later than 1:00 P.M. (local time for the Competitive Bid Lender) on the date of each Borrowing with respect to the Competitive Bid Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)), the Competitive Bid Lender will make available the amount of such Borrowing in immediately available funds at its Payment Office on the date of each Borrowing pursuant to the Revolving Credit or Line of Credit Loan Commitments (other than one resulting from a conversion or continuation pursuant to
Section 5.01(b)(ii)).

          (c) Unless the Administrative Agent shall have been notified by any Syndicate Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Bor rowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (d) All Borrowings under the Syndicate Revolving Loan and Line of Credit Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Revolving Loan Commitments. All Borrowings under the Competitive Bid Loan
Commitments shall be loaned by the Lenders whose quotes were accepted by the Borrower. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.
          Section 4.03.  Interest.

          (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans, Line of Credit Loans and Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360-day year) equal to the applicable rates indicated below:

          (i) For Base Rate Advances--The Base Rate in effect from time to time;

         (ii) For CD Rate Advances--The relevant CD Rate plus the Applicable Margin; and

         (iii)     For  Eurodollar  Advances--The   relevant
     Adjusted LIBO Rate plus the Applicable Margin.

          (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Competitive Bid Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of pre payment or otherwise) at times and at rates per annum equal to the applicable rates agreed upon between Borrower and the respective Competitive Bid Lender.

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, Line of Credit Loans, and Term Loans whether
Syndicate Loans or Competitive Bid Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

         (i) in the case of overdue principal and interest with respect to all Loans outstanding as Fixed Rate Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

        (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

provided that no Loan shall bear interest after maturity, whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise at a rate per annum less than two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter of Borrower in each year. Interest on all outstanding Fixed Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an Interest Period in excess of 90 days (in the case of CD Rate Advances) or three months (in the case of Eurodollar Advances), on each day which occurs every 90 days or 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Administrative Agent, upon determining the CD Rate or Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes. A Competitive Bid Lender has no obligation to notify any other Lender of the interest rates charged to Borrower.

          Section 4.04. Interest Periods. (a) In connection with the making or continuation of, or conversion into, each Syndicate Borrowing of Fixed Rate Advances, Borrower shall select an interest period (each an "Interest Period") to be applicable to such Fixed Rate Advances, which Interest Period shall (x) in the case of CD Rate Advances, be either a 30, 60, 90 or 180 day period, and (y) in the case of Eurodollar Advances, be either a 1, 2, 3 or 6 month period; provided that:

         (i) The initial Interest Period for any Borrowing of Fixed Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another
     Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (iv) below, expire on the last Business Day of such calendar month;

         (iv) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Revolving Credit, Line of Credit Loans, or Term Loans.

          (b) When it requests a Lender to make a quote for a Competitive Bid Rate Loan, the Borrower shall specify to such Lender the Interest Period to be applicable to such Loan, which Interest Period shall be as agreed upon by the Borrower and such Lender; provided, however, that (i) no Interest Period shall extend beyond the maturity date of the Revolving Credit Loan Commitment or the Line of Credit Commitment and (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day. Interest shall be payable in respect of each Competitive Bid Rate Loan on the last day of each Interest Period applicable to such Competitive Bid Rate Loan, and at maturity (whether by acceleration or otherwise).

          Section 4.05.  Fees.

          (a) Borrower shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a commitment fee for the period commencing on the Closing Date to and including the Termination Date, computed at a rate equal to one-fourth of one percent (0.25%) per annum on the average daily unused portion of the Revolving Loan Commitments of such Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Termination Date.

          (b) Borrower shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a commitment fee for the period commencing on the Closing Date to and including the sooner of the Line of Credit Maturity Date, computed at a rate equal to one-eighth of one percent (0.125%) per annum on the average daily unused portion of the Line of Credit Loan Commitment of such Lender, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower, and on the Line of Credit Maturity Date.

          (c) Borrower shall pay to the Agent an annual administrative fee, in advance, in the respective amount and on the dates previously agreed in writing by Borrower with the Agent.

          Section 4.06.  Voluntary Prepayments of Borrowings.

          (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $10,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Fixed Rate Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Section 2.01(b) with respect to the Revolving Loan Commitments and Section 3.01(b) with respect to the Line of Credit Loans, which shall apply also to Term Loans, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to
Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such
optional   prepayment  shall  be  applied  in   accordance   with
Section 4.06(c) below.

          (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Revolving Loans, Line of Credit Loans, or Term Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances, (ii) not less than two Business Days prior to any prepayment of CD Rate Advances, and (iii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Borrower shall give written notice (or telephonic notice confirmed in writing) to the respective Competitive Bid Lender of any intended prepayment of the Competitive Bid Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

          (c) Borrower, when providing notice of prepayment pursuant to Section 4.06(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Fixed Rate Advances made pursuant to a single Borrowing of the Revolving Loans, Line of Credit Loans, or Term Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans com prising such Borrowing, if such prepayment is not a prepayment of a Competitive Bid Loan. All voluntary prepayments shall be applied to the payment of any unpaid interest before application to principal.

          Section 4.07.  Payments, etc.

          (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Administrative Agent, not later than 1:00 P.M. (local time for the Administrative Agent) on the date when due and shall be made in Dollars in immediately available funds at the respective Payment Office.

          (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Competitive Bid Lenders shall be made without defense, set-off or counterclaim to the respective Competitive Bid Lender at its Payment Office not later than 11:00 A.M. (local time for such Competitive Bid Lender) on the date when due and in immediately available funds, or at any other location of the Competitive Bid Lender as the Competitive Bid Lender may specify in writing to Borrower not later than Noon (local time for the Competitive Bid Lender) on the Business Day such payment is due.

          (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

          (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Borrower, shall so inform Borrower in writing.

          (c) Subject to Section 4.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.
          (d) On other than Competitive Bid Rate Loans, which shall be negotiated from time to time, all computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 360 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent or the Competitive Bid Lender of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          (e) Payment by Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

          Section 4.08. Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent, in the case of the Adjusted LIBO Rate or the CD Rate, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate or the CD Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the United States secondary certificate of deposit market, as the case may be, or the Administrative Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate or CD Rate, as the case may be, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans, Line of Credit Loans, or Term Loans to remain outstanding past the last day of the then current Interest Periods as CD Rate Advances or Eurodollar Advances, as the case may be, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

          Section 4.09.  Illegality.

          (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Fixed Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make CD Rate Advances or Eurodollar Advances as the case may be, shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrow ing of CD Rate Advances or Eurodollar Advances as the case may be, as a Base Rate Advance, provided, Borrower does not negotiate a Competitive Bid Rate Loan, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and
(ii) if the affected Fixed Rate Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Fixed Rate Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.09(b).

          Section 4.10.  Increased Costs.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Fixed Rate Advances or its obligation to make Fixed Rate Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Fixed Rate Advances or its obligation to make Fixed Rate Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

         (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Fixed Rate Advances or its obligation to make Fixed Rate Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Fixed Rate Advances (except to the extent already included in the determination of the applicable CD Rate for CD Rate Advances or the applicable Adjusted LIBO Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses
(x) or (y) in Section 4.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or the United States secondary certificate of deposit market or such Lender's position in such markets, the Adjusted LIBO Rate or the CD Rate, as the case may be, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Fixed Rate Advances, then, and in any such event:

          (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

        (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as CD Rate Advances or
     Eurodollar Advances, as the case may be, shall be immediately suspended; and

        (iii) such Lender shall make a Loan as part of the requested Borrowing of CD Rate Advances or Eurodollar Advances, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

               Section 4.11.  Lending Offices.

          (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Fixed Rate Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

          (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 4.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 4.07(b) or otherwise result in any liability of such Lender.

          Section 4.12. Funding Losses. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Fixed Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any Fixed Rate Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

          Section 4.13. Assumptions Concerning Funding of Fixed Rate Advances. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its relevant Fixed Rate Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurodollar Advances, through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article IV.

          Section 4.14. Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees and commitment fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

          Section 4.15. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participa tion.

          Section 4.16. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17 (which cer tificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

            Section 4.17. Benefits to Guarantors. In consideration for the execution and delivery by the Guarantors of their Guaranty Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

          Section 4.18. Limitation on Certain Payment Obligations. (a) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Section 4.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

          (b) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.12 and 4.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

          (c) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.10 and 4.16 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

          (d) In the event that the Lenders or Agent fail to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemni fication. In the event that the Lender or Agent fail to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.


                           ARTICLE V.

                    CONDITIONS TO BORROWINGS

          The obligations of each Lender to make Advances to Borrower hereunder and to accept a Term Note on a Conversion
Date is subject to the satisfaction of the following conditions:

          Section 5.01. Conditions Precedent to Initial Loans. At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent and the Lenders as previously agreed with Borrower), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Administrative Agent:

          (a) the duly executed counterparts of this Agreement;

          (b) the duly completed Revolving Notes evidencing the Revolving Loan Commitments and the duly executed
     Line  of  Credit  Notes evidencing the Line  of  Credit
     Commitment;

          (c)  the Guaranty Agreements;

          (d) certificate of Borrower in substantially the form of Exhibit H attached hereto and appropriately com pleted;

          (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

          (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, (ii) the bylaws or comparable governing documents of such entities; and (iii) the certificate or articles of incorporation of each Credit Party;

          (g) certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

          (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (i)   certified  copies of the  Intercompany  Loan
     Documents, to the extent that they exist and have not previously been certified to the Lenders;

          (j)   acknowledgment from CSC Network  Corporation
     System, Inc. as to its appointment as agent for service of process for the various Credit Parties;

          (k) certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 8.01(b), in any single case in an amount not less than $500,000 and to the extent not previously certified to the Lenders;

          (l) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

          (m) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

          (n) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

          (o)   a  summary, set forth in format  and  detail
     reasonably  acceptable to the Agent, of the  types  and
     amounts   of   insurance   (property   and   liability)
     maintained by the Consolidated Companies;

          (p)   the  favorable opinion of   counsel  to  the
     Credit Parties, substantially in the form of Exhibit J addressed to the Agent and each of the Lenders; and

          (q) financial statements of Borrower and its Subsidiaries, audited on a consolidated basis for the fiscal year ended on January 26, 1996 and unaudited on a consolidated basis for the fiscal quarter ended July 31, 1996.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Agent, as of the time the initial Loans are made hereunder:

          (x) the Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

          (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders; and

          (z) the status of all pending and threatened litigation (including products liability and patent claims) which might result in a Materially Adverse Effect, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Administrative Agent, the Administrative Agent shall have reported such matters to the Lenders, and the Lenders shall be satisfied with such status.

          Section 5.02. Conditions to All Loans. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a) there shall exist no Default or Event of Default;

          (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

          (c) since the date of the most recent financial statements of the Consolidated Companies described in
     Section 6.03, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

          (d)   there  shall  be  no  action  or  proceeding
     instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

          (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

          (f)  the Agent shall have received such other docu
     ments or legal opinions as the Agent or any Lender  may
     reasonably   request,  all  in   form   and   substance
     reasonably satisfactory to the Agent.

          Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.01 and 5.02 have been satisfied.


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

          Borrower represents, warrants and covenants to Lenders that:

          Section 6.01. Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Florida. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on
Schedule 6.01. Schedule 6.01 also designates the Material Subsidiaries as of the Closing Date.

          Section 6.02. Corporate Authority. The execution and delivery by Borrower and the Guarantors of and the performance by Borrower and Guarantors of their obligations under the Loan Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Borrower and the Guarantors and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Borrower or the Guarantors, or any indenture, agreement or other instrument to which Borrower or the Guarantors are a party or by which Borrower or the Guarantors or any of their properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          Section 6.03. Financial Statements. Borrower has furnished Lenders with the following financial statements, identified by the Treasurer of Borrower: consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow of Borrower for the fiscal years ended on the last Friday in January 1996 certified by Price Waterhouse, L.L.P. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year end adjustments), have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower and its Subsidiaries, required to be shown in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of Borrower and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Borrower and its Subsidiaries since January 26, 1996.

          Section 6.04. Tax Returns. Except as set forth on Schedule 6.04, each of Borrower and its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the executive officers of Borrower and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          Section 6.05. Actions Pending. Except as disclosed on Schedule 6.05 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which might result in any Materially Adverse Effect.

          Section 6.06. Representations; No Defaults. At the time of each Extension of Credit there shall exist no Default or Event of Default, and each Extension of Credit shall be deemed a renewal by Borrower of the representations and warranties contained in this Agreement and an affirmative statement by Borrower that such representations and warranties are true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time.

          Section 6.07. Title to Properties. Each of Borrower and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including such real properties reflected in the consolidated balance sheet of Borrower and its Subsidiaries as of January 26, 1996 hereinabove described (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.2 and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the consolidated balance sheet of Borrower and its Subsidiaries at January 26, 1996 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.2. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.
          Section 6.08. Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, and the Notes, and all other Loan Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the enforceability of the Notes and other Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

          Section 6.09. Consent. No consent, permission, authorization, order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents, or in order to constitute the indebtedness to be incurred hereunder and under the Notes and the other Loan Documents as "Senior Debt" or any similar term defined within each of the Subordinated Notes.

          Section 6.10. Use of Proceeds; Federal Reserve Regulations. The proceeds of the Notes will be used solely for the purposes specified in Section 2.01(c) and 3.01(c) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

          Section 6.11. ERISA.

          (a)      Identification    of    Certain    Plans.
Schedule 6.11 hereto sets forth all Plans of Borrower and its Subsidiaries;

          (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliances (when taken as a whole) that will not have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole, or upon their financial condition, assets, business, operations, liabilities or prospects;

           (c) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole, or upon their financial condition, assets, business, operations, liabilities or prospects; and

          (d) Funding. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts
(i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Material Adverse Effect. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) except as disclosed on Schedule 6.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

          Section 6.12. Subsidiaries. All the outstanding shares of stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule 6.01, are owned by Borrower or a Wholly Owned Subsidiary of Borrower free of any Lien or claim.

          Each Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation with the power and authority (corporate and other) to carry on its business as it is now conducted and (ii) is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required under applicable law.

          Section 6.13. Outstanding Debt. Except as set forth on Schedule 6.13 as of the date of closing and after giving effect to the transactions contemplated by this Agreement, neither Borrower nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 8.01 and there exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto except as noted on Schedule 6.13.

          Section 6.14. Conflicting Agreements. Neither Borrower nor any of its Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Loan Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries pursuant to, the charter or By-Laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject, and neither Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of Borrower or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the type to be evidenced by the Notes or contains dividend or redemption limitations on Common Stock of Borrower, except for this Agreement, Borrower's Certificate of Incorporation and those matters listed on
Schedule 6.14 attached hereto.

          Section 6.15.  Pollution and Other Regulations.

          (a) Each of the Borrower and its Subsidiaries has complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability (including any liability relating to matters set forth on Schedule 6.15(a)) except as set forth on Schedule 6.15(a), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

          (b) Except as set forth on Schedule 6.15(b), the Borrower nor any of its Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, or any other Environmental Laws.

          (c) Except as set forth on Schedule 6.15(c), each of the Borrower and its Subsidiaries has obtained all permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental and Asbestos Laws and each such authorization is in full force and effect.

          (d) Each of Borrower and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Borrower will use its best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Borrower or any of its Subsidiaries may then be doing business.

          Section 6.16. Possession of Franchises, Licenses, Etc. Each of Borrower and its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

          Section 6.17. Patents, Etc. Except as set forth on Schedule 6.17, each of Borrower and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Borrower, any of its Subsidiaries or any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person,
(ii) there is pending or threatened any claim or litigation against or affecting Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of, Borrower or any of its Subsidiaries.

          Section 6.18. Governmental Consent. Neither the nature of Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Loan Documents.

          Section 6.19. Disclosure. Neither this Agreement nor the Loan Documents nor any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, financial condition or prospects of Borrower which has not been set forth in this Agreement or in the Loan Documents, certificates and written statements furnished to Lenders by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

          Section 6.20. Insurance Coverage. Each property of Borrower or any of its Subsidiaries is insured with in terms acceptable to Lenders for the benefit of Borrower or a Subsidiary of Borrower in amounts deemed adequate by
Borrower's management and no less than those amounts customary in the industry in which Borrower and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower or its Subsidiaries in the localities where such properties are located.
          Section 6.21. Labor Matters. Except as set forth on Schedule 6.21, the Borrower and the Borrower's Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower's executive officers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Borrower or any of Borrower's Subsidiaries. The hours worked and payment made to employees of the Borrower and Borrower's Subsidiaries have not been in violation in any material  respect  of the Fair Labor Standards  Act  or  any other applicable law dealing with such matters. All payments due from the Borrower and Borrower's Subsidiaries, or for which any claim may be made against the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and Borrower's Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

          Section 6.22. Intercompany Loans; Dividends. The Intercompany Loans and the Intercompany Loan Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on the capital stock. Intercompany loans as of the Closing date are described in
Schedule 6.22.

          Section 6.23. Burdensome Restrictions. Except as set forth on Schedule 6.23, none of the Consolidated Companies is a party to or bound by any Contractual Obliga tion or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.


                          ARTICLE VII

                     AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that so long  as  it
may   borrow  under  this  Agreement  or  so  long  as   any
indebtedness remains outstanding under the Notes that it will:

          Section 7.01. Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to do so would reasonably be expected to have a Materially Adverse Effect.
          Section 7.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all
Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 7.07 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $5,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

          Section 7.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

          Section 7.04.  Keeping of Books.  Keep, and  cause
each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

          Section 7.05. Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

          Section    7.06.    Insurance;   Maintenance    of
Properties.

          (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Administrative Agent, be excessive.

          (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

          Section  7.07.  Reporting Covenants.   Furnish  to
each Lender:

          (a) Annual Financial Statements. As soon as available and in any event within 95 days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consoli dated Companies for such fiscal year, presented on a consoli dated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the exami nation by such accountants in connection with such consoli dated financial statements has been made in accordance with generally accepted auditing standards;

          (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 7.08 and Sections
8.01 through 8.04;

          (d) Notice of Default. Promptly after any Executive Officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a cer tificate of the chief financial officer or principal account ing officer of Borrower specifying the nature thereof and the proposed response thereto;

          (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof which might have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $5,000,000 individually or in the aggregate;

          (g)  ERISA.

               (A) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or
     (y) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

               (B) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307,
     4041(b)(1)(A)  or  4041(c)(1)(A)  of  ERISA  or   under
     Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (C) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (D) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (E) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated
     Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

          (h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
Section 8.02;

          (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses (other than registration statements filed on Form S-3 of the Securities and Exchange Commission regarding the issuance of restricted stock in acquisitions), if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material devel opments in the business or financial condition of Borrower and the other Consolidated Companies;

          (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's consolidated financial statements;

          (k) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.23, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in
Section 6.21;

          (l) New Material Subsidiaries. Simultaneously with the delivery of each Compliance Certificate, a written list of all Material Subsidiaries formed, acquired, or created from a transfer of assets or through any other event, during the period commencing on the Closing Date and ending on the date on which the first Compliance Certificate is delivered, and thereafter since the date of the most recently delivered Compliance Certificate; such written list shall include the name of each new Material Subsidiary, its state of incorporation, list of its officers and any other information that the Agent shall reasonably request.

          (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower or any Guarantor to any other Consolidated Company that is not Borrower or a Guarantor (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $5,000,000 per transfer;

          (n)     Other    Information.    With   reasonable
promptness,  such  other information about the  Consolidated
Companies as the Agent or any Lender may reasonably request from time to time.

          Section 7.08.  Financial Covenants.

          (a)  Working Capital.  Maintain as of the last day
of   each  fiscal  quarter,  Working  Capital  of  at  least
$75,000,000.

          (b) Fixed Charge Coverage; Cash Flow Coverage Ratio. Maintain as of the last day of each fiscal quarter, a minimum Fixed Charge Coverage Ratio, calculated for the immediately preceding four fiscal quarters, of at least 1.25:1.0, provided, however, if such Fixed Charge Coverage Ratio is not met, the Borrower shall maintain a Cash Flow Coverage Ratio, calculated as of the last day of each fiscal quarter, for the immediately preceding four fiscal quarters, equal to or greater than 1.5:1.0.

          (c)    Funded   Debt   to  Total   Capitalization.
Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Total Capitalization, of less than or equal to 0.60:1.0.

          (d) Dividends. Borrower shall not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

          (i) dividends payable solely in shares of capital stock; and

     [fix] (ii) cash dividends declared and paid, and all other such payments made, after January 29, 1993 in an aggregate amount at any time not to exceed (x) $1,000,000, plus (y) 50% of Consolidated Net Income (or minus 100%, of Consolidated Net Loss) earned during Borrowers fiscal year ended January 29, 1993, and thereafter (such period to be treated as one accounting period);

provided, further, however, no such dividend or other payment may be declared or paid pursuant to clause (ii) above unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

          (e)   Minimum  Net Worth.  Maintain a Consolidated
Net Worth of at least $170,000,000 at all times.

          Section 7.09. Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof,
Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $2,500,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision. Borrower agrees to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Agent simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Administrative Agent.

          Section 7.10. Additional Guarantors. Borrower shall cause each new Material Subsidiary reported to the Agent and the Lenders pursuant to Section 7.07(l) above to execute and deliver to the Agent, simultaneously with the report given pursuant to Section 7.07(l) above, a Guaranty Agreement, together with related documents of the kind described in Section 5.01, as appropriate, all in form and substance satisfactory to the Agent and the Required Lenders.

          Section 7.11. Financial Statements; Fiscal Year. Borrower shall make no change in the dates of the fiscal year now employed for accounting and reporting purposes without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

          Section 7.12. Ownership of Guarantors. Borrower shall maintain its percentage of ownership existing as of the date hereof of all Guarantors, and shall not decrease its ownership percentage in each Person which becomes a Guarantor after the date hereof, as such ownership exists at the time such Person becomes a Guarantor.


                          ARTICLE VIII

                       NEGATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

          Section   8.01.   Indebtedness.   Create,   incur,
assume or suffer to exist any Indebtedness, other than:

          (a)  Indebtedness under this Agreement;

          (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 8.01(b);

          (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.02(b) provided such purchase money Indebtedness does not exceed $5,000,000;

          (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

          (e)   the Intercompany Loans described on Schedule
6.22 and any other loans between Consolidated Companies provided that (i) no loan or other extension of credit may be made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder and all such loans and extensions of credit shall not exceed $5,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 6.22) unless otherwise agreed in writing by the Administrative Agent and the Required Lenders; (ii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 8.01;

          (f) other Subordinated Debt in form and substance acceptable to the Administrative Agent and the Required
Lenders, and evidenced by their written consent thereto;

          (g)    cash   management  lines  of  credit   from
financial   institutions  not  exceeding  $6,000,000.00   in
principal amount; and

          (h) other Indebtedness not to exceed $5,000,000 at any one time outstanding.
          Section 8.02. Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a) Liens existing on the date hereof disclosed on Schedule 8.02 (excluding Liens securing operating leases with annual payments of less than $100,000);

          (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $5,000,000;

          (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (d) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

          (f)    Liens   (other  than  those  permitted   by
paragraphs (a) through (e) of this Section 8.02) encumbering assets having an Asset Value not greater than $5,000,000 in the aggregate at any one time.

     Section 8.03. Mergers, Acquisitions, Sales, Etc. Merge or consolidate with any other Person, other than Borrower or another Subsidiary, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, (ii) sales of accounts receivable pursuant to a securitization program, provided further that any program costs incurred by the Borrower in pursuing such a program shall  be  considered interest under this Credit  Agreement,
(iii) other asset sales (including the stock of Subsidiaries) where, on the date of execution of a binding obligation to make such asset sale (provided that if the asset sale is not consummated within six (6) months of such execution, then on the date of consummation of such asset sale rather than on the date of execution of such binding obligation), the Asset Value of asset sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not exceed ten percent (10%) of Borrower's Consolidated Net Worth, since the Closing Date, and (iv) sales of inventory in the ordinary course of business; provided, further, that the foregoing restrictions on mergers shall not apply to mergers involving Borrower and another entity, provided Borrower is the surviving entity, and mergers between a Subsidiary of Borrower and Borrower or between Subsidiaries of Borrower provided that, in either case, upon consummation of such mergers, Borrower is in compliance with the other provisions hereof; provided, further, that the foregoing restrictions on asset purchases shall not apply to asset purchases by Borrower to the extent that after giving effect to such purchases, Borrower is in compliance with Section 8.04 hereof; provided, however, that no transaction pursuant to clauses (i), (ii) or (iii) or the second or third provisos above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

          Section  8.04.   Investments, Loans,  Etc.   Make,
permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

          (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7.10 after the Closing Date; provided, however, nothing in this Section 8.04 shall be deemed to authorize an investment pursuant to this subsection (a) in any entity that is not a Subsidiary and a Guarantor prior to such investment;

          (b) Investments in Subsidiaries, other than those Subsidiaries that are or become Guarantors under this Agreement, or persons that thereafter become Subsidiaries, in an aggregate amount not to exceed $15,000,000 unless otherwise consented to in writing by the Required Lenders;

          (c) Investments in other Persons that are not, and do not become, Subsidiaries in an aggregate amount not to exceed $10,000,000 unless otherwise consented to in writing by the Required Lenders;

          (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

          (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

          (f) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least
$500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (g)  Investments made by Plans; and
          (h) Permitted Intercompany Loans on terms and conditions acceptable to the Administrative Agent.

          Section 8.05 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that the aggregate value of all such property sold and leased back does not exceed $5,000,000 at any one time.

          Section 8.06  Transactions with Affiliates.

          (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such convey ance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

          Section 8.07 Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 8.01, (iii) Intercompany Loans made or outstanding pursuant to Section 8.01, (iv) Intercompany Loans made or outstanding pursuant to Section
8.01 upon the prior written consent of the Agent and the Required Lenders, and (v) Subordinated Debt, in form and substance acceptable to the Administrative Agent and the Required Lenders, as evidenced by their written consent, issued to refinance existing Subordinated Debt.

          Section 8.08 Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole except where the aggregate Investment made, and other funds expended or committed with respect to such business does not exceed $5,000,000.
          Section 8.09 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan,
(ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Administrative Agent and the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

          Section 8.10 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 8.02(b) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (ii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

          Section 8.11 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Loan Documents.

          Section 8.12 Actions Under Certain Documents. Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or any agreements or documents evidencing or governing Subordinated Debt or the senior Indebtedness permitted pursuant to Section 8.01 hereof (except that a loan between Consolidated Companies as permitted by Section 8.01 may be modified or amended so long as it otherwise satisfies the requirements of Section 8.01), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.01, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.


                           ARTICLE IX

                       EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

          Section 9.01. Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five (5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder;

          Section 9.02.  Covenants Without Notice.  Borrower
shall fail to observe or perform any covenant or agreement contained in Sections 7.07(f), 7.08, 7.11, 8.01 through 8.07 and 8.09 through 8.12;

          Section 9.03. Other Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or
(ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

          Section      9.04.      Representations.       Any
representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

          Section 9.05. Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate;

          Section 9.06. Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $1,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

          Section 9.07. Bankruptcy. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolu tion, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or pro ceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

          Section  9.08.   ERISA.  A Plan of a  Consolidated
Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

               (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
               Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or
               Section 303 of ERISA; or

               (ii) is being, or has been, terminated or the
               subject  of  termination  proceedings   under
               applicable law or the terms of such Plan; or

                     (iii)      shall require a Consolidated
               Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

               (iv) results in a liability to a Consolidated
               Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

          Section 9.09. Money Judgment. A judgment or order for the payment of money in excess of $1,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          Section 9.10. Ownership of Credit Parties and Pledged Entities. If Borrower shall at any time fail to own and control the required percentage of the voting stock of any Guarantor, either directly or indirectly through a wholly-owned Subsidiary of Borrower;

          Section 9.11. Change in Control of Borrower. (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Hughes Family shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty-five percent (25%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors, or (b) any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

          Section   9.12.    Default  Under   Other   Credit
Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

          Section 9.13. Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $3,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted; then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the follow ing actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and
(ii) above, shall occur automatically without the giving of any such notice.

                           ARTICLE X

                           THE AGENT

          Section 10.01. Appointment of Agent. Each Lender hereby designates SunTrust Bank, Atlanta and SunTrust Bank, Central Florida Agents, and SunTrust Bank, Atlanta as Administrative Agent ("Administrative Agent") to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent and Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent and Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent and Administrative Agent may perform any of its duties hereunder by or through their agents or employees. The provisions of this Section 10.01 are solely for the benefit of Agents and the Administrative Agent, and Borrower and the other Consolidated Companies shall not have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent and the Administrative Agent, as the case may be, shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for the Borrower and the other Consolidated Companies.

          Section 10.02. Nature of Duties of Agent. The Agent and Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent and Administrative Agent nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent and Administrative Agent shall be ministerial and administrative in nature; the Agent and Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent or Administrative Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

          Section 10.03.  Lack of Reliance on the Agent.

          (a) Independently and without reliance upon the Agent or Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent or Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.
          (b) The Agent and Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, pri ority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent or the Administrative Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 7.07, the Agent shall deliver or cause to be delivered such information to such Lender.

          Section 10.04. Certain Rights of the Agent. If the Agent or Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent or Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent or Administrative Agent shall have received instructions from the Required Lenders; and the Agent or Administrative Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent or Administrative Agent as a result of the Agent or Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          Section 10.05. Reliance by Agent and Administrative Agent. The Agent and Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent and Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section  10.06.   Indemnification  of  Agent   and
Administrative Agent. To the extent the Agent and Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent and Administrative Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent and Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent or Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or Administrative Agent's gross negligence or willful misconduct.

          Section 10.07. The Agent and Administrative Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent and Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          Section  10.08.  Holders of Notes.  The Agent  and
Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          Section   10.09.    Successor   Agent;   Successor
Administrative Agent.

          (a) The Agent and Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent and Administrative Agent may not resign or be removed until a successor Agent or Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent or Administrative Agent subject to Borrower's prior written approval. If no suc cessor Agent or Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's or Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent or Administrative Agent, then the retiring Agent or Administrative Agent may, on behalf of the Lenders, appoint a successor Agent or Administrative Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. If at any time SunTrust Bank, Atlanta is removed as a Lender, SunTrust Bank, Atlanta shall simultaneously resign as Agent and Administrative Agent. If at any time SunTrust Bank, Central Florida, National Association is removed as a Lender, SunTrust Bank, Central Florida, National Association, shall simultaneously resign as Agent.

          (b) Upon the acceptance of any appointment as the Agent and Administrative Agent hereunder by a successor Agent or Administrative Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Administrative Agent, and the retiring Agent or Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's or Administrative Agent's resignation or removal hereunder as Agent or Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent or Administrative Agent under this Agreement.


                           ARTICLE XI

                         MISCELLANEOUS


          Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent and Administrative Agent shall not be effective until received.

          Section 11.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in
Section 5.01 or 5.02, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement,
(iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) release any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this
Section 11.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent and Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent and the Administrative Agent under this Agreement or under any other Credit Document.

          Section 11.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exer cise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would oth erwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

          Section   11.04.    Payment  of   Expenses,   Etc.
Borrower  shall:

          (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent and the Administrative Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent and the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

        (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

       (iii) indemnify the Agent, the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

        (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders.

 If and to the extent that the obligations of Borrower under this Section 9.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          Section 11.05. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Borrower of any offset hereunder.

          Section 11.06.  Benefit of Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the assigning Lender, (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments and the Line of Credit Loan Commitments, or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2500. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each As signment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments or Loans, as the case may be, of $5,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) Each Lender may, without the consent of Borrower, the Administrative Agent or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments or Loans (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments or Loans, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be ap plicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged,
(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Borrower of the name of such participant.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with
respect  to  this  credit  facility  and  not  to  use   the
information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

          (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such
assignment  shall  release  the  Lender  from  any  of   its
obligations hereunder.

          (g)   If  (i)  any Taxes referred  to  in  Section
4.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.10 or for its reduced rate of return pursuant to Section 4.16, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of
Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

          Section  11.07.   Governing  Law;  Submission   to
Jurisdiction.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) BORROWER HEREBY IRREVOCABLY DESIGNATES THE CORPORATION SERVICE COMPANY, ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED
THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Agent, Administrative Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

           Section 11.08. Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          Section 11.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 11.10.  Effectiveness; Survival.

          (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent pursuant to Section 12.01 or, in the case of the Lenders, shall have given to the Agent or Administrative Agent written or telex notice (actually received) that the same has been signed and mailed to them.

          (b) The obligations of Borrower under Sections 4.07(b), 4.10, 4.12, 4.13, 4.16, and 11.04 hereof shall sur vive for ninety (90) days after the payment in full of the Notes after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agree ments and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

          Section 11.11. Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 11.12. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 11.13. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section 7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB
106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the finan cial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

          Section 11.14. Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

          Section  11.15.  Time is of the Essence.  Time  is
of the essence in interpreting and performing this Agreement and all other Loan Documents.

          Section 11.16. Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lenders by Borrower under this Agreement.

          Section 11.17. Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Agent, Administrative Agent, Lenders and their respective agents have participated in the preparation hereof.

          Section 11.18. Effect of Amendment and Restatement. Upon the effectiveness of this Agreement on the Closing Date pursuant to Section 5.01: (a) the terms and conditions of the Original Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations between the Lenders, the Agent, the Administrative Agent and Borrower accruing from and after the Closing Date; (b) all "Revolving Loans" and "Line of Credit Loans" outstanding under the Original Credit Agreement shall be deemed to be Revolving Loans and Line of Credit Loans, respectively, outstanding under this Agreement; (c) all indemnification obligations of Borrower under the Original Credit Agreement and other Loan Documents (as defined in the Original Credit Agreement) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of Lenders and any other Person indemnified under the Original Credit Agreement or any other Loan Document (as defined in the Original Credit Agreement) at any time prior to the Closing Date; (d) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, the Administrative Agent or the Lenders under the Original Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Original Credit Agreement, except to the extent that such covenant agreement or obligation is no longer set forth herein or is modified hereby; and (e) any and all references in the Loan Documents to the Original Credit Agreement shall, without further action of the parties, be deemed a reference to the Original Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.


                               BORROWER:

                               HUGHES SUPPLY, INC.


Address for Notices:           /s/ J. Stephen Zepf
20 N. Orange Avenue            J. Stephen Zepf
Suite 200                      Treasurer
Orlando, Florida  32801

Attention: J. Stephen Zepf     /s/ Benjamin Butterfield
                               Benjamin Butterfield
                               Assistant Secretary


                               [CORPORATE SEAL]




Address for Notices:           SUNTRUST BANK, ATLANTA,
individually
                               as Agent and as Administrative
Twenty-five Park Place         Agent
Atlanta, Georgia  30303
Attn: Mr. F.M. Deaver          By: /s/ F. McClellan Deaver, III
                               F. McClellan Deaver, III
Telex No. 542210               Title: Group Vice President
Answerback:  TRUSCO INT ATL

Telecopy No. 404/588-8833
                               By: /s/ Meredith K. Gaile
Payment Office:                Meredith K. Gaile
                               Title: Corporate Banking Officer
Twenty-five Park Place
Atlanta, Georgia  30303

________________________________

Revolving Loan Commitment:  $18,750,000

Pro Rata Share of Revolving Loan Commitment:  18.75%

Line of Credit Commitment:  $9,375,000

Pro Rata Share of Line of Credit Commitment: 18.75%




Address for Notices:           SUNTRUST BANK, CENTRAL FLORIDA,
                               NATIONAL ASSOCIATION, individually
and
                               Agent

200 S. Orange Avenue
4th Floor                      By: /s/ Eric K. Waldron
Orlando, Florida  32802
Attn:  Mr. Eric Waldron        Title: FVP


                               By: /s/ Howard A. Pulker

Telecopy No. 407/237-6894      Title: VP


Payment Office:

200 S. Orange Avenue
4th Floor


________________________________

Revolving Loan Commitment:  $18,750,000

Pro Rata Share of Revolving Loan Commitment: 18.75%

Line of Credit Commitment:  $9,375,000

Pro Rata Share of Line of Credit Commitment: 18.75%



Address for Notices:           FIRST UNION NATIONAL BANK
                               OF FLORIDA
20 N. Orange Avenue
Orlando, Florida  32801        By: /s/ Jeffrey E. Noble
Attn: Ms. Mary Doonan
                               Title: Vice President



Telecopy No. 407/649-5732

Payment Office:

20 N. Orange Avenue
Orlando, Florida  32801


________________________________

Revolving Loan Commitment:  $21,250,000

Pro Rata Share of Revolving Loan Commitment: 21.25%

Line of Credit Commitment: $10,625,000

Pro Rata Share of Line of Credit Commitment: 21.25%


Address for Notices:           NATIONSBANK, N.A. (SOUTH)

400 N. Ashley Drive, 2nd Fl.   By: /s/ Miles C. Dearden III
Tampa, Florida  33602          Miles C. Dearden III
Attn: Mr. Miles Dearden        Title: Vice President


Telecopy No. 813/224-5948

Payment Office:

NationsBank, N.A.
1 Independence Center
15th Floor
NCI-001-15-03
Charlotte, North Carolina  28255
Attn: Ms. Barbara Pollock

________________________________

Revolving Loan Commitment:  $21,250,000

Pro Rata Share of Revolving Loan Commitment: 21.25%

Line of Credit Commitment:  $10,625,000

Pro Rata Share of Line of Credit Commitment: 21.25%


Address for Notices:           SOUTHTRUST BANK OF ALABAMA,
                               NATIONAL ASSOCIATION

150-2nd Avenue North,
Suite 470                      By: /s/ Mark R. Wellner
St. Petersburg, Florida 33701
Attn: Mr. Mark Wellner         Title: Vice President




Telecopy No. 813/898-5319

Payment Office:

420 North 20th Street
SE Banking, 9th Floor
Birmingham, Alabama  35203


________________________________

Revolving Loan Commitment:  $20,000,000

Pro Rata Share of Revolving Loan Commitment: 20%

Line of Credit Commitment:  $10,000,000

Pro Rata Share of Line of Credit Commitment: 20%